UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2018

LONG BLOCKCHAIN CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37808	47-2624098
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12-1 Dubon Court, Farmingdale, NY 11735

(Address of Principal Executive Offices) (Zip Code)

(855) 542-2832

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01.	Entry into a Material Definitive Agreement.

General

On December 6, 2018, effective as of December 4, 2018, Long Blockchain Corp. (the “Company”) entered into a contribution agreement (the “Contribution Agreement”) with EHCo, LLC (“Entrex”) and Entrex Capital Market, LLC (the “Joint Venture”), pursuant to which, simultaneously with the execution of the agreement, Entrex contributed to the Joint Venture all the intellectual property and other assets, properties and rights (the “Assets”) relating to the alternative trading platform described below. Concurrently with the execution of the Contribution Agreement, the Company and Entrex entered into a limited liability company operating agreement (the “Operating Agreement”) for the Joint Venture, under which the Company and Entrex hold membership interests representing 10% and 90%, respectively, of the economic interest in the Joint Venture.

The Joint Venture will use the Assets to operate a blockchain-enabled alternative trading platform for international and domestic investors to find, research, track, manage, trade, settle and service various asset classes (the “Trading Platform”).

In connection with the foregoing transactions, the board of directors appointed Stephen Watkins, the manager of Entrex, as a director of the Company. The Company will enter into an indemnification agreement with Mr. Watkins, pursuant to which the Company will indemnify, and advance expenses to, Mr. Watkins to the fullest extent permitted by applicable law. The foregoing description of the indemnification is qualified by reference to the full text of the agreement, which is attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 2, 2015 and is incorporated herein by reference.

The Contribution Agreement

Pursuant to the Contribution Agreement, Entrex contributed the Assets to the Joint Venture. The Joint Venture did not assume any of the liabilities of Entrex. In consideration for the contribution, the Joint Venture:

●	issued to Entrex the membership interest described above; and

●	will pay Entrex up to $57,000,000, in cash. The cash consideration is due and payable in monthly installments, with each installment equal to 20% of the Joint Venture’s cash received as revenues during each calendar month (or the remaining balance of the cash consideration, if less).

The Joint Venture granted a lien over the Assets to Entrex solely to secure the Joint Venture’s obligation to make payments of the cash consideration. If the Joint Venture defaults on any such payment (subject to a grace period and certain other limitations) and for so long as the default is continuing, the entire amount of the cash consideration will become immediately due and payable, and Entrex will have the right to foreclose on its lien. In addition, Entrex will have the right to repurchase the Assets from the Joint Venture for a nominal purchase price.

Each of Entrex and the Joint Venture made certain customary representations and warranties, including with respect to the ownership of the Assets, in the Contribution Agreement.

2

The Operating Agreement

The Joint Venture was formed for the purpose of establishing and operating the Trading Platform. The Joint Venture may seek to raise additional financing through the issuance of membership interests to third party investors.

The Joint Venture will make monthly distributions of proceeds from the sale of assets traded on the Trading Platform, as well as quarterly tax distributions and other distributions at the discretion of the managers.

The Joint Venture is managed by a board of managers, consisting of one manager designated by Entrex, one manager designated by the Company and one manager designated by Entrex and the Company together. Each manager has one vote on all actions considered by the board, and any action must be approved by a majority vote of the managers.

Notwithstanding the foregoing, certain actions require the approval of both the manager appointed by Entrex and the manager appointed by the Company (“Supermajority Approval”), including, among other things, changes to the governing documents of the Joint Venture, the issuance of additional membership interests and the admission of additional members, the approval of the budget described below and deviations from the budget, the incurrence of indebtedness in excess of a specified threshold, the sale of assets outside the ordinary course or the approval of a merger, and a change in senior management. Members will have no management rights and will have voting rights only as explicitly provided in the Operating Agreement or as required by law.

The Joint Venture will be operated in accordance with a budget adopted by Supermajority Approval. The budget will provide for reasonable compensation to senior management and payment of amounts due under the Contribution Agreement.

Members, managers and officers of the Joint Venture and certain other related persons will not have any liability to the Joint Venture, except for fraud, gross negligence, willful misconduct or a material breach or knowing violation of the Operating Agreement. The Operating Agreement provides for indemnification of such persons to fullest extent permitted by law, in the event any such person becomes subject to losses by reason of any act or omission in connection with the business of the Joint Venture, or the fact that such person was serving as a member, manager or officer of the Joint Venture or in a similar role with another entity at the request of the Joint Venture, subject to certain limitations.

Membership interests may not be transferred other than to a controlled affiliate. Notwithstanding the foregoing, if any member receives an offer from a third party that such member desires to accept to transfer all or any portion of the membership interest owned by it, then Entrex (in the case the Company is the recipient of such an offer) or the Company (in the case Entrex is the recipient of such an offer) or both of them (in the case another member is the recipient of such an offer) will have a right of first refusal to purchase the membership interests on the terms of the third party offer. In addition, at any time after the Joint Venture has achieved revenues of $50,000,000 or more and EBITDA of $15,000,000 or more for any trailing 12 month period, the Company will have the option to purchase Entrex’s membership interest for a price equal to a multiple of the trailing 12 month EBITDA. The multiple will be 85% of the customary multiple in the Joint Venture’s industry, as determined by Supermajority Approval, but will not be less than 11.6. In either case, the purchase price of the membership interests may be paid in cash, in publicly traded securities, or a combination thereof.

Each of the Company, and Entrex agreed to certain provisions protecting the confidentiality of the Joint Venture’s information, and certain restrictions on competing with the Joint Venture or each other and on soliciting the Joint Venture’s employees or customers.

3

The Joint Venture will be dissolved and liquidated upon the occurrence of certain customary events or on December 4, 2028, unless Entrex and the Company agree to the continuation of the Joint Venture.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

See the information under Item 1.01 above, which is incorporated by reference in this Item 5.02.

Item 7.01.	Regulation FD Disclosure.

On December 7, 2018, the Company issued a press release announcing the foregoing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information furnished under this Item 7.01, including the exhibit related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

Item 9.01.	Financial Statements, Pro Forma Financial Information, and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release.

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2018

LONG BLOCKCHAIN CORP.

By:	/s/ Andrew Shape
Name:	Andrew Shape
Title:	Chief Executive Officer

5